                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                                Commission Only (as Permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ESCO ELECTRONICS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

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         Rule 0-11(ii)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                                   ESCO LOGO

                        NOTICE OF THE ANNUAL MEETING OF

                              THE STOCKHOLDERS OF

                          ESCO ELECTRONICS CORPORATION

                                                             St. Louis, Missouri
                                                                December 4, 1998

TO THE STOCKHOLDERS OF
ESCO ELECTRONICS CORPORATION:

     The Annual Meeting of the Stockholders of ESCO Electronics Corporation will be held at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri 63121 on Tuesday, February 9, 1999, commencing at 10:00 a.m., at which meeting only holders of record of common stock trust receipts representing the Company's common stock at the close of business on December 1, 1998 will be entitled to direct The Chase Manhattan Bank, as trustee under the Company's Deposit and Trust Agreement, to vote, for the following purposes:

     1. To elect two directors;

     2. To vote on a proposal to approve the 1999 Stock Option Plan; and

     3. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                          ESCO ELECTRONICS CORPORATION

                                          BY  /s/DJ MOORE
                                            Chairman, President and
                                            Chief Executive Officer

/s/WALTER STARK

     Secretary

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                          ESCO ELECTRONICS CORPORATION

                   8888 LADUE ROAD, ST. LOUIS, MISSOURI 63124

                                PROXY STATEMENT

     FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD FEBRUARY 9, 1999

     This proxy statement is furnished to the holders of common stock trust receipts ("Receipts") which represent all of the issued and outstanding shares of common stock of ESCO Electronics Corporation (the "Company") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held February 9, 1999, and all adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the "Stockholders". The Receipts are issued pursuant to a Deposit and Trust Agreement (the "Trust Agreement") by and among the Company, Emerson Electric Co. ("Emerson"),The Chase Manhattan Bank (the "Trustee"), and the holders of Receipts from time to time. The Trust Agreement was executed in connection with the distribution on October 19, 1990 (the "1990 Stock Distribution") to Emerson shareholders of record as of the close of business on October 5, 1990 of one share of the Company's common stock for every 20 shares of Emerson common stock owned on such date. The Receipts represent shares of the Company's common stock (the "Common Shares") held by the Trustee on behalf of each holder of a Receipt pursuant to the Trust Agreement. Pursuant to the Trust Agreement, each holder, except in certain circumstances, is generally entitled to direct the Trustee as to how the Common Shares represented by such Receipts are to be voted, and these voting instructions may include granting a discretionary proxy to persons designated by the Company. The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about December 4, 1998.

     Whether or not you expect to be present in person at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. If you attend the meeting, you may of course direct the Trustee to vote by ballot. If you do not attend the meeting, the Common Shares represented by your Receipts can be voted only when represented by a properly executed proxy. In this case you have several choices:

     - You may vote on each proposal when returning the enclosed proxy form, in which case the Common Shares represented by your Receipts will be voted in accordance with your choices.

     - You may, when appropriate, indicate a preference to abstain on any proposal, which will have the effect described in "VOTING" on page 17.

     - You may return a properly executed proxy form without indicating your preferences, in which case the proxies will instruct the Trustee to vote the Common Shares represented by your Receipts FOR election of the directors nominated by the Board of Directors and FOR the proposal to approve the 1999 Stock Option Plan.

     Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and directing the Trustee to cast a contrary vote in person.

     The close of business on December 1, 1998 has been fixed as the record date for the determination of the Stockholders entitled to instruct the Trustee how to vote at the Annual Meeting of the Stockholders. As of the record date, Receipts representing 12,267,164 Common Shares were outstanding and entitled to be voted at such meeting. The holders of the Receipts will be entitled to direct the Trustee to cast one vote for each Common Share represented by a Receipt held of record on the record date.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998 accompanies this proxy statement.

     The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail, and the expense thereof will be paid by the Company. Proxies may also be solicited by telephone or telefax by directors, officers or regular employees of the Company. In addition, the Company has retained Corporate Investors Communications, Inc. to assist with the solicitation of proxies, the estimated cost of which is $5,500 plus expenses.

                            I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of directors at six. The Board is divided into three classes, with the terms of office of each class ending in successive years. Two directors of the Company are to be elected for terms expiring at the Annual Meeting in 2002, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. Proxies cannot be voted for more than two nominees.

             NAME, AGE, PRINCIPAL OCCUPATION OR                 SERVED AS
               POSITION, OTHER DIRECTORSHIPS                  DIRECTOR SINCE
             ----------------------------------               --------------
To Be Elected for Terms Ending in 2002
J. J. Adorjan, 59...........................................       1990
  Chairman, President and Chief Executive Officer,
     Borg-Warner Security Corporation,
     supplier of security services
  Director of Borg-Warner Security Corporation, The
     Earthgrains Company, Goss Graphic Systems, Inc.,
     Illinova Corporation, Allendale Mutual Insurance
     Company, Hussmann Corporation, Loomis Fargo & Co.
W. S. Antle III, 54.........................................       1994
  Chairman, President and Chief Executive Officer, Oak
     Industries, Inc.,
     manufacturer of components and controls
  Director of Oak Industries, Inc., GenRad, Inc., Nvest
     Companies, L.P.
To Continue in Office Until 2001
J. J. Carey, 70.............................................       1990
  Retired Chairman of the Board, Allendale Mutual Insurance
     Co.,
     industrial property insurer
  Director of Allendale Mutual Insurance Co.
D. J. Moore, 60.............................................       1990
  Chairman, President and Chief Executive Officer of the
     Company
  Director of Instron Corporation
To Continue in Office Until 2000
J.M. McConnell, 57..........................................       1996
  President and Chief Executive Officer, Instron
     Corporation,
     manufacturer of scientific instruments
  Director of Instron Corporation
D. C. Trauscht, 65..........................................       1991
  Chairman, BW Capital Corporation,
     private investment company
  Director of Borg-Warner Security Corporation, Cordant
     Technologies Inc., Blue Bird Corporation, Wynn's
     International Inc., Hydac International Corp.

     Each of the nominees and continuing directors has had the same position with the same employer as stated in the preceding table during the past five years, except as follows:

     From October 16, 1992 until April 1995, Mr. Adorjan was President of Emerson Electric Co. From April 1995 until October 1995, he served as President and Chief Operating Officer of Borg-Warner Security Corporation, and since the latter date he has been Chairman, President and Chief Executive Officer.

     From December 1989 until May 1995, Mr. Antle was President and Chief Executive Officer of Oak Industries, Inc. Since the latter date, he has been Chairman, President and Chief Executive Officer.

     From June 1993 until his retirement in March 1995, Mr. Carey served as Chairman of the Board of Allendale Mutual Insurance Co.

     From January 1993 until April 1995, Mr. Trauscht was Chairman, President and Chief Executive Officer of Borg-Warner Security Corporation. From April to October 1995, Mr. Trauscht was Chairman and Chief Executive Officer, and from October 1995 to December 1995, he was Chairman. Since January 1996, he has been Chairman of BW Capital Corporation.

BOARD OF DIRECTORS AND COMMITTEES

     There were five meetings of the Board of Directors during fiscal year 1998. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served. Directors who are employees of the Company do not receive any compensation for service as directors. Each non-employee director is currently paid an annual retainer of $18,000 and fees of $700 plus expenses for attendance at each Board meeting. In addition, each non-employee director receives a fee of 300 Receipts per fiscal quarter. Each committee chairman is currently paid an annual retainer of $1,200, and each committee member is paid $600 plus expenses for attendance at each Board committee meeting. Under the Company's extended compensation plan for non-employee directors, each such director who has served as a non-employee director for at least five years or whose tenure as a director expires pursuant to the Company's Bylaws restriction regarding maximum age for election will, after the later of termination of services as a director or reaching age 65, receive for life a percentage of the annual cash retainer for directors in effect at the time of termination of service. Such percentage is a minimum of 50% and increases to 60% for six years' service, 70% for seven years' service, 80% for eight years' service, 90% for nine years' service and 100% for ten or more years' service. In the event of death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life.

     The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, and the Human Resources and Ethics Committee. The Board does not have a standing nominating committee.

     The Executive Committee's function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors reserved for action by the whole Board. The Committee held no meetings in fiscal year 1998. Mr. Moore (Chairman), Mr. Adorjan and Mr. Antle are the members of the Committee.

     The Audit and Finance Committee's functions generally are to review the Company's reports to Stockholders with management and the independent auditors; appoint the firm of independent auditors to perform the annual audit, review the scope of the auditors' work and review and approve their fees; review the Company's internal controls; review financing requirements and strategy for the Company; and certain other matters. The Committee met four times in fiscal year 1998. Mr. Adorjan (Chairman), Mr. Carey and Mr. McConnell are the members of the Committee.

     The Human Resources and Ethics Committee's functions generally are to review and approve various compensation and benefit plans; implement and oversee the Charitable Contributions Program; oversee the Company's Code of Business Ethics and Conduct and the Ethics Program; determine when service by an officer or director is eligible for indemnification; and administer the Performance Share Plans and the Stock Option Plans. The Committee met five times in fiscal year 1998. Mr. Trauscht (Chairman), Mr. Antle and Mr. Carey are the members of the Committee.

EXECUTIVE COMPENSATION

               REPORT OF THE HUMAN RESOURCES AND ETHICS COMMITTEE
                           ON EXECUTIVE COMPENSATION

INTRODUCTION

     The following report is provided by the Human Resources and Ethics Committee of the Board of Directors. The Committee supervises the Company's Executive Compensation Program (the "Program") and is directly responsible for compensation actions affecting the Chairman, President and Chief Executive Officer (the "Chief Executive Officer"), other executive officers and other senior executives of the Company. The Committee, which consists entirely of non-employee directors, met five times in fiscal year 1998.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Program is designed and administered to relate executive compensation to four basic objectives:

     - Competitive Position: The Program is designed to pay competitive compensation so the Company can attract and retain highly qualified executives. To assist it in determining competitive compensation practices, the Committee frequently utilizes information about compensation levels of other companies, including information provided by qualified independent consultants. When compensation significantly varies from competitive levels, the Committee makes appropriate adjustments over time through the annual compensation planning process.

     - Company Performance: The Program is designed to reflect overall Company performance, with appropriate consideration of conditions that exist in the industries in which it engages. In determining compensation levels and compensation changes, the Committee considers the Company's overall performance in meeting both short-term and long-term objectives. The Committee considers achievement of operating objectives in areas such as sales, earnings, entered orders and cash management, as well as progress toward long-term strategic objectives.

     - Stockholder Return: The Program has been designed to establish a direct link between the interests of the Company's executives and its Stockholders. This is accomplished by allocating a substantial portion of senior management compensation to stock-based programs tied directly to Stockholder return.

     - Individual Performance: In addition to the above factors, the Committee considers the executive's individual performance and contributions to the Company's results in determining appropriate compensation levels.

THE EXECUTIVE COMPENSATION PROGRAM

     To achieve the above objectives, the Program consists of three basic elements:

     - Base Salary: The base salary of each executive is reviewed annually and set by the Committee at the beginning of each fiscal year. Salary changes reflect overall Company performance, pay competitiveness and the individual's performance. The targeted percentage of cash compensation represented by base salary varies based on the level of the position, with a target of approximately 60% for the Chief Executive Officer and approximately 70% for the other executive officers.

     - Annual Incentive Cash Compensation: A substantial portion of each executive's annual cash compensation is tied to Company performance through the Company's Performance Compensation Plan, an annual incentive cash compensation program. The Committee determines the annual Performance Compensation payment for each executive at the end of each fiscal year on the basis of subjective evaluations of Company performance, considering market conditions and industry circumstances, in key areas such as sales, earnings, entered orders and cash management. The executive's performance and the relative competitiveness of the executive's compensation level are also considered in the determination of the Performance Compensation payment.

     - Long-Term Incentive Compensation: To ensure that management's interests are directly tied to Stockholder return, a substantial portion of senior executive total compensation is provided by stock-based, long-term compensation plans. To place emphasis on Stockholder return, the Company has implemented stock option, performance share and restricted stock programs. Awards and payments to executive officers under these programs are included in the accompanying tables. The Company's stock option plans provide for the award of incentive stock options, non-qualified stock options, and stock appreciation rights ("SARs"). No SARs have been awarded to date. All options granted to date have been awarded at an exercise price equal to the fair market value of the stock on the date of the award. The Company's performance share plans provide for the earning of shares if the Company achieves specified performance objectives established at the time of the award. All performance share awards made to date have directly encouraged Stockholder value creation by providing for earning of shares if the Company achieves specific stock price targets. The restricted stock awards, in which vesting is contingent on continued employment for a specified period, also provide for Stockholder value creation as this component of the compensation system is designed to retain senior executives and motivate them to improve market value of the stock over a number of years.

FISCAL YEAR 1998 EXECUTIVE OFFICER COMPENSATION

     Fiscal year 1998 base salaries for the executive officers, which are shown in the Summary Compensation Table on page 8, were set at the beginning of fiscal year 1998. The salaries were set based on a subjective evaluation of fiscal year 1997 performance and salary levels compared to similar companies, consistent with the methodology described below.

     In determining fiscal year 1998 Performance Compensation Plan payments for the executive officers, the Committee considered the competitiveness of cash compensation levels compared to similar companies. The Committee considered information in an executive compensation report from a nationally recognized, independent compensation consulting firm. That report compared the Company's compensation practices to eleven defense-related companies and eleven filtration industry companies. The comparison companies were selected on the basis of their similarity to the Company in terms of company size, products and markets served. Total cash compensation of the Company's Chief Executive Officer and other executive officers, including both base salary and the annual incentive compensation payment, was below the overall median level for the chief executive officer and other executive officers of the comparison companies. Total compensation of the Company's Chief Executive Officer and other executive officers, including base salary, annual incentive cash compensation and long-term incentive compensation, was also lower than the overall median level of total compensation for the comparable officers of the comparison companies. The Committee also considered the Company's operating performance and progress made on strategic initiatives. Overall performance of the Company was solid in fiscal year 1998, with continued growth in the Company's commercial business. Net of a one-time, non-recurring charge for settlement of a long-standing contractual dispute relating to the M1000 tank transporter, operating profit margin improved to 8% compared with 7.3% in the prior year. In fiscal year 1998, the Company achieved sales of $365.1 million, compared with $378.5 million in fiscal year 1997. The lower sales resulted primarily from the timing of the receipt of orders at SEI. New orders increased 28%, totaling $432.7 million compared with $338.7 million in fiscal year 1997. Net earnings in fiscal year 1998 were $11.3 million, or $.90 per share, compared with net earnings of $11.8 million, or $.96 per share in fiscal year 1997. All but one of the Company's operating subsidiaries generated positive cash flow in fiscal year 1998. The Company continued to make progress in achieving its strategic objectives in fiscal year 1998. The Company acquired Euroshield OY, a manufacturer of shielding products for the electromagnetic compatibility test market based in Eura, Finland. Euroshield's products and markets are complementary to the products of the Company's EMC Test Systems, L.P. (ETS) subsidiary. The Company also acquired Advanced Membrane Technology, Inc. (AMT), a developer and manufacturer of microfiltration membrane. AMT's products are used in filtration applications for a variety of industries, many of which are common with the Company's PTI subsidiary. With the addition of Euroshield and AMT, the Company has strengthened its position in several markets and increased the commercial portion of its business to 57% of sales in fiscal year 1998.

     Based on a subjective evaluation of the above factors, the Committee approved for fiscal year 1998 a base annual salary of $400,000 and a performance compensation plan payment of $225,000 for the Chief Executive Officer. Fiscal year 1998 total cash compensation for the Chief Executive Officer remained slightly below the market as determined by 1997 compensation for chief executive officers of the twenty-two similar companies listed in the aforementioned compensation report. The total cash compensation levels established for the Company's other executive officers are detailed in the Summary Compensation Table on page 8. The 1998 total cash compensation levels for the other executive officers as a group are lower than the median cash compensation levels for the comparable executive officers of the comparison companies.

     Consistent with the Committee's objective of aligning the interests of senior management and Stockholders, in fiscal year 1998 the Committee awarded the Chief Executive Officer 32,000 shares of restricted stock. Two other executive officers were awarded a total of 18,000 shares of restricted stock. These awards were made in recognition of these officers' value to the Company and as a means to ensure their continued service by bringing their total direct compensation (cash and long-term incentive) into a competitive position with the total direct compensation of similar companies. The restricted stock award to the Chief Executive Officer vests at the end of approximately three years of continued service, while the restricted stock awards to the other executive officers vest upon continued service through September 30, 2001. This approach is designed to focus the executives on the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years. In fiscal year 1998, the Chief Executive Officer and the other executive officers were awarded performance shares pursuant to the 1997 Performance Share Plan. Those awards are shown in the table on page 9 titled "Long-Term Incentive Plans-Awards in Last Fiscal Year". As a result of the achievement in fiscal year 1998 of share price targets established with the performance share awards, the Chief Executive Officer and the other executive officers earned 33.33% of their awards in fiscal year 1998, with actual vesting and payment of the earned awards contingent upon continued employment through March 31, 1999.

     The Company does not have an employment agreement with the Chief Executive Officer or any of its other executive officers. The Chief Executive Officer and the other executive officers are covered by a Severance Plan which is described on page 11.

     No specific actions have been taken with respect to the $1 million compensation deduction limit under section 162(m) of the Internal Revenue Code because the Company's compensation levels are not expected to exceed the limit by a material amount over the next several years. However, the 1994 Stock Option Plan is designed to permit awards that satisfy the requirements of section 162(m).

SUMMARY

     The Committee believes the Company's compensation program has been designed and managed by the Committee to directly link the compensation of the Company's executives to Company performance, individual performance and Stockholder return. The current level of total direct compensation for the Company's Chief Executive Officer is now slightly below the median competitive position. The total direct compensation for the Company's other senior executives is slightly below market levels for similar companies in the defense and filtration industries. The Committee will continue to address these compensation levels over time, consistent with Company and individual performance, and will continue to emphasize performance-based and stock-based compensation that links management and Stockholder interests.

                                          The Human Resources and
                                          Ethics Committee

                                          D.C. Trauscht, Chairman
                                          W.S. Antle III
                                          J. J. Carey

                           SUMMARY COMPENSATION TABLE

     The following table contains certain information concerning compensation for each of the last three fiscal years relating to the Company's Chief Executive Officer and its other two executive officers serving at September 30, 1998, for all services rendered in all capacities to the Company and its subsidiaries.

                                                                                  LONG TERM-
                                                                                 COMPENSATION
                                                                            -----------------------
                                                                              AWARDS      PAYOUTS
                                         ANNUAL COMPENSATION                ----------   ----------
                             --------------------------------------------      ($)          (#)
                                                                 ($)        RESTRICTED   SECURITIES       ($)             ($)
         NAME AND            FISCAL      ($)        ($)      OTHER ANNUAL     STOCK      UNDERLYING      LTIP          ALL OTHER
    PRINCIPAL POSITION        YEAR      SALARY     BONUS     COMPENSATION     AWARDS     OPTIONS(1)   PAYOUTS(2)    COMPENSATION(3)
    ------------------       ------     ------     -----     ------------   ----------   ----------   ----------    ---------------
D.J. Moore.................   1998     $400,000   $225,000      $5,200       $564,000(4)        0      $641,672         $  341
Chairman, President and       1997      370,000    235,000       6,035              0      30,000       445,496            310
Chief Executive Officer       1996      350,000    150,000       6,036              0      96,674       269,915            277
P.M. Ford..................   1998      158,000     65,000       2,546        161,438(5)        0       175,000            879
Senior Vice President         1997      145,000     65,000       3,211              0       7,500       121,499          1,052
and Chief Financial Officer   1996      133,000     51,000       2,595              0      30,047        68,706          1,181
W. Stark...................   1998      160,000     62,000       1,079        161,438(5)        0       175,000          1,276
Senior Vice President,        1997      148,000     60,000       1,052              0       7,500       121,499          1,466
Secretary and General         1996      140,000     54,000       1,083              0      30,047        68,706          1,599
Counsel

-------------------------
(1) The awards listed for fiscal year 1996 were originally granted on October 9, 1995 and October 11, 1993, and were repriced under the amended anti-dilution provisions of the 1990 and 1994 Stock Option Plans to reflect the effect on share price of the special cash distribution of $3.00 per share paid to Stockholders on September 27, 1996. These stock options were repriced so that the ratio of the exercise price per share to the fair market value per share immediately before the date of payment of the distribution was equal to such ratio immediately after the date of payment of the distribution, as provided by the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 90-9 (November 8, 1990) for adjustment of stock options in the event of a special, non-recurring distribution.

(2) Payouts earned in fiscal year 1998 were earned pursuant to the 1997 Performance Share Plan; however, no payout will vest and be distributed unless the recipient continues in the employment of the Company through March 31, 1999. Payouts earned in fiscal year 1996 were earned pursuant to the 1993 Performance Share Plan, and were adjusted in that year to include the $3.00 per share special cash distribution referred to in footnote (1) above, plus interest from the distribution date. Valuation is based on the closing market prices of the Receipts on the dates the award increments were earned. Dividends, if any, will not be paid prior to the vesting and distribution of the Receipts.

(3) Represents the dollar value of the benefit of premiums paid for split-dollar life insurance policies.

(4) Represents fair market value of $17.625 per share at the time of award for the 32,000 shares awarded. The value of these shares at September 30, 1998 was $328,000 based on fair market value of $10.25 per share. As of that date, Mr. Moore held no other restricted stock. These shares will vest if the recipient continues in the employment of the Company through the vesting date, September 30, 2000, or upon his earlier termination of employment on account of death or disability. If any dividends are paid on the Receipts, they would be paid on this restricted stock.

(5) Represents fair market value of $17.9375 per share at the time of award for the 9,000 shares awarded. The value of these shares at September 30, 1998 was $92,250 based on fair market value of $10.25 per share. As of that date, the executive officer held no other restricted stock. These shares will vest if the recipient continues in the employment of the Company through the vesting date, September 30, 2001, or upon his earlier termination of employment on account of death or disability. If any dividends are paid on the Receipts, they would be paid on this restricted stock.

     The Company's stock option, restricted stock award and performance share award agreements and Supplemental Executive Retirement Plan applicable to the named executive officers generally provide for acceleration of vesting and, in certain cases, payout, of awards and retirement benefits under such agreements and Plan in the event of a change in control of the Company, as defined in such agreements and Plan, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to the named executive officers in fiscal year 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     The following table provides certain information concerning stock option exercises during fiscal year 1998 by each of the named executive officers and the value of their unexercised options at September 30, 1998.

                                                                                     (#)              ($)
                                                                                  NUMBER OF        VALUE OF
                                                                                 SECURITIES      UNEXERCISED,
                                                                                 UNDERLYING         IN-THE-
                                                                                 UNEXERCISED         MONEY
                                                                                 OPTIONS AT       OPTIONS AT
                                                      (#)                        9/30/98(2)       9/30/98(3)
                                                    SHARES           ($)        -------------    -------------
                                                   ACQUIRED         VALUE       EXERCISABLE/     EXERCISABLE/
                      NAME                        ON EXERCISE    REALIZED(1)    UNEXERCISABLE    UNEXERCISABLE
                      ----                        -----------    -----------    -------------    -------------
D.J. Moore......................................    26,128        $336,597         53,515/         $ 80,958/
                                                                                    47,031           150,669
P.M. Ford.......................................         0               0         21,870/           39,630/
                                                                                    15,677            50,223
W. Stark........................................         0               0         21,870/           39,630/
                                                                                    15,677            50,223

-------------------------
(1) Based on the difference between the average of the high and low market prices on the date of exercise and the option price.

(2) Includes stock options granted prior to October 1, 1996 which were adjusted in fiscal year 1996 to reflect the repricing of unexercised stock options, as described in footnote (1) to the Summary Compensation Table on page 8.

(3) Based on the difference between the average of the high and low market prices on September 30, 1998 and the option price.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     No awards were made to the named executive officers during fiscal year 1998 under the Company's Performance Share Plans.

                                RETIREMENT PLAN

     At the time of the 1990 Stock Distribution, the Company established a Retirement Plan (the "Retirement Plan") in which the Company's executive officers as well as other salaried employees participate. Prior to the 1990 Stock Distribution, the executive officers participated in one of the pension plans of Emerson or its subsidiaries. The Retirement Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 Stock Distribution (the "Emerson Retirement Plan"). Under the Retirement Plan, a participant will be credited with his service under the Emerson Retirement Plan, but his benefit accrued under the Retirement Plan will be offset by his benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Benefits under the Retirement Plan may be reduced under certain maximum provisions of the Internal Revenue Code. In 1993, the Company adopted a Supplemental Executive Retirement Plan (the "SERP") which provides that where any such reductions occur, the Company will pay a retirement supplement (as an operating expense) to certain executives, including the executive officers. The SERP will maintain total retirement benefits at the formula level of the Retirement Plan.

     These plans provide for fixed retirement benefits based on the participant's credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years), and applicable Social Security covered compensation. The dollar amounts listed for salary and bonus in the Summary Compensation Table are substantially the same as the compensation covered by these plans. The following table shows the combined annual benefits that will be payable from these plans on the basis of a single life annuity with five years certain.

                               PENSION PLAN TABLE

                               ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                    ---------------------------------------------------------------
                       10         15         20         25         30         35
  AVERAGE ANNUAL    YEARS OF   YEARS OF   YEARS OF   YEARS OF   YEARS OF   YEARS OF
   COMPENSATION     SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    SERVICE
  --------------    --------   --------   --------   --------   --------   --------
    $150,000......  $ 20,944   $ 31,415   $ 41,887   $ 52,359   $ 62,831   $ 73,303
    $250,000......  $ 35,944   $ 53,915   $ 71,887   $ 89,859   $107,831   $125,803
    $350,000......  $ 50,944   $ 76,415   $101,887   $127,359   $152,831   $178,303
    $450,000......  $ 65,944   $ 98,915   $131,887   $164,859   $197,831   $230,803
    $550,000......  $ 80,944   $121,415   $161,887   $202,359   $242,831   $283,303
    $650,000......  $ 95,944   $143,915   $191,887   $239,859   $287,831   $335,803
    $750,000......  $110,944   $166,415   $221,887   $277,359   $332,831   $388,303

     Under current law, the benefit amounts will not be subject to any deduction for Social Security or other offset amounts. The credited years of service covered by these plans for each of the persons named in the Summary Compensation Table were as follows as of October 1, 1998: Mr. Moore, 14.5; Mr. Ford, 20; and Mr. Stark, 9. The Company agreed to assume a supplemental retirement benefit granted to Mr. Ford by Emerson designed to provide him credit for an additional 9 years of service. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

                               PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Receipts as measured against the Standard & Poor's 500 Stock Index and a peer group (the "1998 Peer Group"). The Company is not a component of either the Index or the 1998 Peer Group. The measurement period begins on September 30, 1993 and measures at each September 30 thereafter. These figures assume that all dividends paid over the measurement period were reinvested, and the starting value of each index and the investments in the Receipts were $100 at the close of trading on September 30, 1993.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

                                  [LINE GRAPH]

                                          ESCO
                                       ELECTRONICS
                                       CORPORATION         PEER GROUP            S&P 500
'9/93'                                     100                 100                 100
'9/94'                                     100                 108                 104
'9/95'                                      92                 151                 135
'9/96'                                      97                 207                 162
'9/97'                                     242                 250                 227
'9/98'                                     141                 163                 248

  --M-- ESCO Electronics Corporation       --O-- Peer Group       ------ S&P 500

[CAPTION]

                                    9/93         9/94         9/95         9/96         9/97         9/98
 ESCO Electronics Corporation       100          100           92           97          242          141
 Peer Group                         100          108          151          207          250          163
 S&P 500                            100          104          135          162          227          248

     The companies composing the 1998 Peer Group are the same companies which composed the peer group used in the proxy statement for the 1998 Annual Meeting of Stockholders except that Rohr Inc. has since been acquired by another company and has been excluded. The 1998 Peer Group is comprised of: AAR Corp., Boeing Co., CAE Inc., Cordant Technologies Inc. (formerly named "Thiokol Corp."), Gencorp Inc., General Dynamics Corp., General Motors Corp. (GMH), Moog Inc. Class A, Nichols Research Corp., Northrop Grumman Corp., OEA Inc., Raytheon Co., Rockwell International Corp., Sundstrand Corp., Transtechnology Corp., United Industrial Corp., Wyman-Gordon Co.

                                 SEVERANCE PLAN

     The Company has established a Severance Plan (the "Plan") covering the executive officers. Under the Plan, following the occurrence of a Change of Control (as defined), each executive officer will be entitled to be employed by the Company for a three-year period during which: (i) he will be paid a minimum base salary equal to his base salary prior to the Change of Control, and a minimum annual bonus based on the average of his bonuses during three of the five preceding fiscal years, disregarding the highest and lowest such years, and (ii) he will continue to receive the employee benefits to which he was entitled prior to the Change of Control. During this employment period, if the executive officer's employment is terminated by the Company other than for cause or disability or the executive officer terminates his employment following certain actions by the Company, he will be entitled to receive, among other things: (i) three times his minimum annual base salary and minimum annual bonus, (ii) an amount approximating the additional retirement benefit he would have received if he had remained employed for an additional three years, and (iii) the continuation of his employee benefits for three years. The Company may amend the Plan, but no amendment adverse to the rights of the executive officers will be effective unless notice thereof has been given by the Company to the affected executive officers at least one year prior to the occurrence of a Change of Control.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the number of Receipts beneficially owned by the directors and executive officers of the Company as of November 15, 1998. Except as otherwise noted, each person has sole voting and investment power as to his shares.

                                                                NUMBER OF
                                                              COMMON SHARES
                       NAME OF                           REPRESENTED BY RECEIPTS
                  BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)(2)
                  ----------------                       ------------------------
J. J. Adorjan........................................             21,208
W. S. Antle III......................................              4,421
J. J. Carey..........................................              5,675
P. M. Ford...........................................             94,145(3)
J.M. McConnell.......................................              2,677
D. J. Moore..........................................            268,652(4)
W. Stark.............................................             82,844(3)
D. C. Trauscht.......................................              5,975
All directors and executive officers as a group (8
  persons)...........................................            485,597

-------------------------
(1) The percentage of total outstanding Receipts beneficially owned by any individual does not exceed 1% except in the case of Mr. Moore, 2.2%. The percentage beneficially owned by all directors and executive officers as a group is 3.96%.

(2) Includes the following Receipts covered by employee stock options granted under the 1990 and 1994 Stock Option Plans which the individual has the right to acquire within 60 days after November 15, 1998: Mr. Ford, 29,708; Mr. Moore, 77,030; Mr. Stark, 29,708; and all directors and executive officers as a group, 136,446.

(3) Includes 9,000 Receipts which are non-transferable and do not vest until the beneficial owner remains employed by the Company through September 30, 2001 or until his earlier termination on account of death or disability, or until a change of control of the Company.

(4) Includes 32,000 Receipts which are non-transferable and do not vest until Mr. Moore remains employed by the Company through September 30, 2000 or until his earlier termination on account of death or disability, or until a change of control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known by the Company to own beneficially Receipts representing more than five percent of the outstanding Common Shares:

                                                     NUMBER OF COMMON SHARES       PERCENT
               NAME AND ADDRESS OF                   REPRESENTED BY RECEIPTS    OF OUTSTANDING
                BENEFICIAL OWNER                       BENEFICIALLY OWNED       COMMON SHARES
               -------------------                   -----------------------    --------------
Franklin Resources, Inc. ........................           1,114,350(1)             9.1%
and certain other parties
777 Mariners Island Boulevard
San Mateo, CA 94403-7777
David L. Babson and Company, Inc. ...............             986,010(2)             8.0%
One Memorial Drive
Cambridge, MA 02142-1300
Dimensional Fund Advisors, Inc. .................             864,700(3)             7.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Merrill Lynch Asset Management, L.P. and.........             774,900(4)             6.3%
Fund Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, NJ 08536
Donald Smith & Co., Inc. ........................             667,100(5)             5.4%
East 80 Route 4 Suite 360
Paramus, NJ 07652

-------------------------
(1) Based on information provided by Franklin Resources, Inc. ("FRI") indicating beneficial ownership as of September 30, 1998 by the mutual funds in the Franklin/Templeton Group of Funds (a tradename for U.S.-based separate, unaffiliated investment companies whose investment advisers are direct or indirect wholly-owned subsidiaries of FRI) and other managed accounts advised by direct or indirect wholly-owned subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each owns in excess of 10% of the outstanding common stock of FRI, and may each be deemed to be the beneficial owner of the 1,114,350 shares. Franklin Advisory Services, Inc. ("FAS"), Franklin Mutual Advisors, Inc. ("FMA") and Franklin Advisers, Inc. ("FA") are the investment advisers for such shares. FAS has sole voting power as to 883,000 shares and shared investment power as to 1,108,750 shares. FMA has sole voting power and shared investment power as to 5,000 shares. FA has sole voting power and shared investment power as to 600 shares. Each of the foregoing persons and entities disclaims any economic interest in or beneficial ownership of the 1,114,350 shares. The address of FAS is One Parker Plaza, Sixteenth Floor, Fort Lee, NJ 07024.

(2) Based on information provided by David L. Babson and Company Inc. indicating beneficial ownership as of November 1, 1998 (having sole voting and investment power as to all such shares).

(3) Based on information provided by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment adviser, indicating beneficial ownership as of September 30, 1998 (having sole voting power for 559,224 shares and sole investment power as to all 864,700 shares). All such shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of The DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Officers of Dimensional also serve as officers of the Fund and the Trust, each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons have voting power as to 101,976 shares which are owned by the Fund and 203,500 shares which are owned by the Trust. Dimensional disclaims beneficial ownership of all 864,700 shares.

(4) Based on information provided by Merrill Lynch Asset Management, L.P. ("MLAM") and Fund Asset Management ("FAM"), registered investment advisers, indicating that as of October 31, 1998, advisory accounts of MLAM own 257,100 shares (7,800 shares held by private account and 249,300 shares held by ML Variable Series Funds, Inc.-Special Value Focus Fund), with respect to which MLAM has voting and investment power as to all such shares, and that advisory accounts of FAM own 517,800 shares (all held by ML Special Value Fund, Inc.), with respect to which FAM has voting and investment power as to all such shares. For purposes of Schedule 13G filings, the positions of MLAM and FAM are reported with ownership attributing to Princeton Services, Inc. ("PSI"), as General Partner for both MLAM and FAM. MLAM, FAM and PSI disclaim beneficial ownership of all such shares pursuant to Section 13d-4 of the Securities Exchange Act of 1934. In view of PSI's affiliation with MLAM and FAM, PSI may be deemed to share voting and investment power as to such shares with MLAM and FAM, respectively.

(5) Based on information provided by Donald Smith & Co., Inc. indicating beneficial ownership as of November 1, 1998 (having sole voting and investment power as to all such shares).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securites and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE TWO NOMINEES FOR DIRECTORS.

                 II. PROPOSAL TO APPROVE 1999 STOCK OPTION PLAN

     The Company has adopted the 1999 Stock Option Plan (the "1999 Stock Option Plan"), subject to approval of the Stockholders, under which the Company may grant to key management employees of the Company and its subsidiaries options to purchase a maximum of 610,000 Common Shares and alternative stock appreciation rights ("SARs") with respect to all or any part of the number of shares covered by those options. As of November 17, 1998, a total of 3,184 Common Shares remained available for future awards under the 1990 Stock Option Plan and a total of 107,097 Common Shares remained available for future awards under the 1994 Stock Option Plan. The purpose of the 1999 Stock Option Plan is to provide increased incentive to key management employees throughout the Company and to encourage their ownership of the Company's stock. Both incentive stock options and non-statutory stock options may be granted under the 1999 Stock Option Plan. So long as the Deposit and Trust Agreement is in effect, upon exercise of the options, the optionee will receive Receipts evidencing Common Shares in lieu of Common Shares. The Company may also grant options to purchase Receipts as opposed to Common Shares.

     The complete text of the 1999 Stock Option Plan is set forth in Exhibit A to this proxy statement. The following summary of certain provisions of the 1999 Stock Option Plan is qualified by reference to the text of the 1999 Stock Option Plan.

     The 1999 Stock Option Plan will be administered by the Human Resources and Ethics Committee (the "Committee"), which at all times will be constituted to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The Committee will determine the individuals to whom, and the time or times at which, options and SARs are granted and the number of shares subject to each option or SAR. No more than 70,000 options or SARs may be granted to any individual during any calendar year. Participants in the Plan must be full-time employees of the Company or its subsidiaries who are key management personnel. Approximately 300 persons are expected to be eligible to participate in the Plan.

     The Committee will have plenary authority to interpret the 1999 Stock Option Plan, to determine the terms and provisions of each option and SAR agreement (which need not be identical) and to make all other determinations in the administration of the 1999 Stock Option Plan. Under the Internal Revenue Code of 1986, as amended, to the extent the aggregate fair market value, determined at the time of grant, of Common Shares with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, such options are treated as non-statutory stock options. The purchase price under each stock option may not be less than 100% of the fair market value of the Common Shares at the time of the grant. Such fair market value shall generally be considered to be the mean between the high and low price of the Common Shares as traded on the New York Stock Exchange on the day the option is granted; provided, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate. The purchase price is to be paid in cash or, at the discretion of the Committee, in Common Shares with an equivalent market value, or in cash and Common Shares.

     Under the 1999 Stock Option Plan, at the time an option is granted or at any time thereafter, the Committee, in its discretion, may grant to an optionee an alternative SAR with respect to all or any part of the number of shares covered by his unexercised option. The optionee who also holds a SAR may, in lieu of exercising the option, exercise the SAR. Upon exercise of the SAR, the optionee will be paid in cash or Common Shares an amount equal to the excess of the fair market value of one share on the date of exercise over the per share exercise price for the option in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. The Committee will determine the form of payment of the SAR. Each SAR will be exercisable for such period as the Committee determines, which time period may not exceed the time period during which the corresponding option may be exercised.

     The term of each option will be not more than 10 years from the date of grant. Subject to limitations set out in the next paragraph, options will be exercisable at such time or times as the Committee in each instance approves, which need not be uniform for all options.

     Incentive stock options and SARs will not be transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. An option or SAR must be exercised prior to the termination of employment, except as follows: if employment is terminated with the approval of the Company, the Committee in its discretion may permit the option or SAR to be exercised, to the extent it was exercisable at the date of termination, within three months after such termination; if employment is terminated on account of disability, the option or SAR may be exercised, to the extent it was exercisable at the date of termination, within one year after such termination; in the event of death of the optionee while employed by the Company or within three months after termination of employment (or one year in the case of termination due to disability), the option or SAR may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death; but in no case may an option or SAR be exercised after 10 years from the date of grant of the option.

     If any option expires or terminates without having been exercised in full, the unpurchased shares subject to such option will again be available for the grant of options under the 1999 Stock Option Plan. Any shares tendered in exercise of an option will again be available for grant under the 1999 Stock Option Plan.

     The number of shares subject to options and SARs, and the option prices and SAR exercise amounts, may be appropriately adjusted in the event of changes in the outstanding Common Shares by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like. The Board of Directors or the Committee may at any time terminate or modify the 1999 Stock Option Plan, except that without further approval of the Stockholders they may not increase the maximum number of shares as to which options or SARs may be granted under the Plan (except under the anti-dilution provision thereof), or change the class of employees to whom options or SARs may be granted, or withdraw the authority to administer the Plan from a committee consisting of Directors of the Company whose members satisfy the requirements of paragraph 4 of the Plan. The 1999 Stock Option Plan will terminate on August 5, 2008. No termination or amendment of the Plan may, without the consent of the optionee to whom an option or SAR shall have been granted, adversely affect the rights of such optionee under the option or SAR.

     No options have been granted under the 1999 Stock Option Plan as of the date hereof, and no determinations have been made as to whom options will be granted. The last reported sale price of Receipts as reported on the New York Stock Exchange on November 30, 1998, was $9.875 per share.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee does not realize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not realize any ordinary income by reason of the exercise, and the employer will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is tax preference income taken into account in computing the alternative minimum tax applicable to individuals.

     Non-Statutory Stock Options. Non-statutory stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-statutory option in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount of cash paid for the stock.

     As a result of the optionee's exercise of a non-statutory stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. If the optionee pays all or part of the option price of a non-statutory stock option by surrendering shares already owned by him, certain additional tax rules apply.

     The excess of the fair market value of the stock on the date of exercise of a non-statutory stock option over the exercise price is not a tax preference item.

     Stock Appreciation Rights. Although the recipient of a SAR does not recognize income at the time the right is granted, he will recognize income when the right is exercised in an amount equal to the cash and the fair market value of the property he receives. The Company will be entitled to deduct as compensation an amount equal to the income recognized by the recipient.

     However, so long as sale of the stock (if any) received would subject him to suit under Section 16(b) of the Securities Exchange Act of 1934, the recipient does not recognize income and no tax deduction is allowed to the Company until the earlier of the expiration of six months from the date of exercise and the date on which the Section 16(b) restriction lapses. At such time, the recipient will recognize income equal to the fair market value of the stock at the time the Section 16(b) restriction lapses and the Company will be entitled to a tax deduction of a like amount. The recipient may elect to recognize income upon receipt of the stock and not at the later time, in which case the tax consequences to the recipient and the Company are the same as if he were not subject to the Section 16(b) restriction.

     If a SAR is paid in stock, the recipient's basis will be equal to the amount of ordinary income recognized by the recipient in respect of such stock, and his holding period will commence on the day such income is recognized.

     The foregoing is a summary of the federal income tax consequences to the participants in the 1999 Stock Option Plan and to the Company, based upon current income tax laws, regulations and rulings.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK OPTION PLAN.

                                  III. VOTING

     The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 1999 Annual Meeting is required to elect directors, to approve the 1999 Stock Option Plan and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, proxies which are marked "abstain" on the proposal to approve the 1999 Stock Option Plan, and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposal to approve the 1999 Stock Option Plan, and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the meeting as to such matter or matters.

     The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                            IV. INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP were the auditors for the fiscal year ended September 30, 1998, and the Audit and Finance Committee has selected them as auditors for the year ending September 30, 1999. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from Stockholders.

                            V. STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 2000 Annual Meeting must be received by the Company by August 6, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Stockholder to nominate a candidate for director, under the Company's Articles of Incorporation timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 50 days' notice or prior public disclosure of the date of the meeting, then the Stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The Stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

     In order for a Stockholder to bring other business before a Stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. The Board may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with the provisions of applicable law. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

     In each case, the notice must be given to the Secretary of the Company, whose address is 8888 Ladue Road, Suite 200, St. Louis, Missouri 63124-2090. Any Stockholder desiring a copy of the Company's Articles of Incorporation or Bylaws or the Trust Agreement will be furnished one without charge upon written request to the Secretary.

                                   EXHIBIT A

                          ESCO ELECTRONICS CORPORATION
                             1999 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN.

     The ESCO Electronics Corporation 1999 Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of ESCO Electronics Corporation ("Company") by, certain key officers, managers and professional employees of the Company and its subsidiaries. It is intended that certain options granted hereunder will qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and that other options granted hereunder will not qualify as Incentive Stock Options.

2. STOCK SUBJECT TO THE PLAN.

     Six hundred ten thousand (610,000) shares of the authorized but unissued Common Stock, par value of $0.01 per share, of the Company have been allocated to the Plan and will be reserved for issue upon the exercise of options granted under the Plan. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. If any such option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock which are used by an optionee as full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option shall again be available for the purposes of the Plan. Options may also be granted to purchase Common Stock Trust Receipts issued under the Deposit and Trust Agreement dated September 24, 1990 among the Company, Emerson Electric Co., Boatmen's Trust Company, as Trustee (of which The Chase Manhattan Bank is the current Trustee), and the holders of such Receipts from time to time, and whenever such Agreement is in effect, the term "Common Stock" hereunder shall include such Common Stock Trust Receipts wherever appropriate. The number of shares with respect to which options and stock appreciation rights ("SARs") may be granted to any individual during any calendar year may not exceed seventy thousand (70,000) shares.

3. ADMINISTRATION.

     The Plan shall be administered by the Committee referred to in Paragraph 4 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options and SARs shall be granted and the number of shares to be subject to each option or SAR. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option and SAR agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Paragraph 3 shall be conclusive.

4. THE COMMITTEE.

     The Committee shall be the Human Resources and Ethics Committee of the Board of Directors and shall at all times be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor to such Rule. In addition, such Committee shall consist solely of two or more Outside Directors. For this purpose, an Outside Director shall mean a director of the Company who:

     (1) is not an employee of the Company or any subsidiary while he is a member of the Committee;

     (2) is not a former employee of the Company or a subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

     (3) has not been an Officer of the Company or a subsidiary; and

     (4) shall not receive Remuneration from the Company or a subsidiary either directly or indirectly in any capacity other than as a director.

"Remuneration" and "Officer" as used herein shall be determined in accordance with Treas. Reg.1.162-27(e)(3) or any successor thereto.

     The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board of Directors shall select one of the Committee members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

5. ELIGIBILITY.

     Options and SARs may be granted only to key officers, managers and professional employees of the Company or its subsidiaries. The term "key officers, managers and professional employees" is not limited to, but includes, officers, whether or not they are directors, but does not include directors who are not also executive employees of the Company, or a subsidiary thereof. The term "subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option or SAR, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in
Section 424 of the Code.

6. OPTION PRICES.

     The purchase price of the Common Stock under each option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. Such fair market value shall generally be considered to be the mean between the high and low prices of the Company's Common Stock as traded on the New York Stock Exchange on the day the option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate. The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in his name, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such prior Incentive Stock Option was granted. In addition, the optionee may effect a "cashless exercise" of an option in lieu of paying the option price in cash or shares of Common Stock of the Company owned by the optionee, by surrendering the option for that number of shares of Common Stock determined by multiplying the number of option shares to which he would otherwise be entitled by a fraction, the numerator of which is the excess of the then current fair market value per share of the Common Stock over the exercise price, and the denominator of which is the then current fair market value per share of Common Stock. The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock of the Company held in its Treasury, and used for its corporate purposes as the Board of Directors shall determine.

7. OPTION AMOUNTS.

     The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

8. EXERCISE OF OPTIONS.

     The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Paragraph 9 following. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Paragraphs 9 and 10 following, no option may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary and has been so employed continuously since the granting of the option. The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him upon the exercise of his option. Upon exercise of an option the Committee shall withhold a sufficient number of shares to satisfy the Company's withholding obligations for any taxes incurred as a result of such exercise, and the Committee may, at the request of the optionee, withhold a sufficient number of shares to satisfy the optionee's tax liability incurred as a result of such exercise up to the maximum marginal federal, state and local tax rates; provided, that in lieu of all or part of such withholding, the optionee may pay an equivalent amount of cash to the Company.

9. TERMINATION OF EMPLOYMENT.

     The holder of any option issued hereunder must exercise the option prior to his termination of employment, except that if the employment of an optionee terminates with the consent and approval of his employer, the Committee may, in its absolute discretion, permit the optionee to exercise his option, to the extent that he was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof. If the optionee terminates employment on account of disability he may exercise such option to the extent he was entitled to exercise it at the date of such termination at any time within one (1) year of the termination of his employment but not after ten
(10) years from the date of the granting thereof. For this purpose a person shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A person shall be considered disabled only if he furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary thereof. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate his employment at any time.

10. DEATH OF HOLDER OF OPTION.

     In the event of the death of an individual to whom an option has been granted under the Plan, while he is employed by the Company (or a subsidiary) or within three (3) months after the termination of his employment (or one (1) year in the case of the termination of employment of an option holder who is disabled as above provided) the option theretofore granted to him may be exercised, to the extent that he was entitled to exercise it at the date of such death, by a legatee or legatees of the option holder under his last will, or by his personal representatives or distributees, at any time within a period of one (1) year after his death, but not after ten (10) years from the date of granting thereof, and only if and to the extent that he was entitled to exercise the option at the date of his death.

11. NON-TRANSFERABILITY OF OPTIONS.

     Each Incentive Stock Option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by him.

12. SUCCESSIVE OPTION GRANTS.

     Successive option grants may be made to any holder of options under the Plan.

13. INVESTMENT PURPOSE.

     Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

14. ALTERNATIVE STOCK APPRECIATION RIGHTS.

     (a) Grant. At the time of grant of an option, the Committee, in its discretion, may grant to the optionee under the Plan an alternative SAR for all or any part of the number of shares covered by his option. The SAR agreement shall specify the options in respect of which the alternative SAR is granted. Any subsequent exercise of an option by the holder thereof who also holds an alternative SAR shall reduce his alternative SAR by the same number of shares as to which his option is exercised. Any exercise of his alternative SAR shall reduce his option by the same number of shares as to which his SAR is exercised. An alternative SAR granted to an option holder shall specify a time period for exercise of such SAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding option may be exercised. The failure of the holder of the alternative SAR to exercise such SAR within the time period specified shall not reduce his option rights. If an alternative SAR is granted for a number of shares less than the total number of shares covered by the corresponding option the Committee may later grant to the option holder an additional alternative SAR covering additional shares, provided, however, that the aggregate amount of all alternative SARs held by an option holder shall at no time exceed the total number of shares covered by his unexercised options.

     (b) Exercise. The holder of any option which by its terms is exercisable who also holds an alternative SAR may, in lieu of exercising his option, elect to exercise his alternative SAR; subject, however, to the limitations on time of exercise hereinafter set forth. Such SAR shall be exercised by the delivery to the Company of a written notice which shall state that the optionee elects to exercise his SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to him in cash and what portion, if any, he request be paid to him in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Company, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the holder of the SAR or otherwise, in the sole discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Stock on the date of exercise over the per option price for the option in respect of which the alternative SAR was granted multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof fair market value of one share of the Company's Common Stock on the date of exercise shall be the mean between the high and low prices of the Company's Common Stock on the New York Stock Exchange on such date; provided, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate.

     (c) Other Provisions of Plan Applicable. All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to alternative SARs. Not in limitation of the prior sentence it is expressly provided that no SAR shall be transferable otherwise than by will or the laws of descent and distribution and an SAR may be exercised, during the lifetime of the holder thereof, only by such holder.

15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE ACQUISITIONS.

     Notwithstanding any other provisions of the Plan, the option and SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option or SAR and the option prices and SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options and SARs may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company or a subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options or SARs to employees or former employees of such corporation in substitution of options or SARs previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

16. AMENDMENT AND TERMINATION.

     Either the Board of Directors or the Committee may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that neither the Board of Directors nor the Committee may, without further approval by the holders of Common Stock, increase the maximum numbers of shares as to which options or SARs may be granted under the Plan (except under the anti-dilution provisions hereof), or change the class of employees to whom options or SARs may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Paragraph 4. No termination or amendment of the Plan may, without the consent of the optionee to whom any option or SAR shall theretofore have been granted, adversely affect the rights of such optionee under such option or SAR.

17. EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective upon adoption by the Board of Directors or the Committee subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board of Directors or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of options or SARs may be made prior to such shareholder approval but all option and SAR grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such options and SARs shall not be effective for any purpose.

18. TIME OF GRANTING OF OPTIONS OR SARS.

     An option or SAR grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an award of an option or SAR to an eligible employee of the Company or its subsidiaries (but in no event prior to the adoption of the Plan by the Board of Directors), provided that such option or SAR is evidenced by a written option or SAR agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee action.

19. TERM OF PLAN.

     This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board of Directors or the Committee, and no option or SAR shall be granted hereunder after the expiration of such ten-year period. Options or SARs outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

     The foregoing Plan was approved and adopted by the Human Resources and Ethics Committee of the Board of Directors of the Company on August 6, 1998.

                          ESCO ELECTRONICS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, as holder of record of the common stock trust receipts (the "Receipts") representing Common Stock of ESCO ELECTRONICS CORPORATION (the "Company"), does hereby appoint D.J. Moore, P.M. Ford and W. Stark, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company, to be held on February 9, 1999, commencing at 10:00 A.M., St. Louis time, at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri 63121 and at any and all adjournments of such meeting, and to instruct The Chase Manhattan Bank, as trustee under the Company's Deposit and Trust Agreement (the "Trustee"), to vote all the shares of Common Stock of the Company represented by the Receipts standing on the register of the Company's stock transfer agent in the name of the undersigned as follows, and in their discretion on such other business as may properly come before the meeting:


                (Continued, and to be signed, on the other side)


                  * PLEASE DETACH PROXY HERE, SIGN AND MAIL *

                                                              Please mark
                                                              your votes as    X
                                                              indicated in
                                                              this example

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS                                  (INSTRUCTION: To withhold authority to vote for any individual
   FOR all nominees              WITHHOLD                 nominee,strike a line through the nominee's name on the list below.)
  listed to the right            AUTHORITY
  (except as marked        to vote for all nominees       Nominees: J.J. Adorjan, W.S. Antle III
    to the contrary)         listed to the right

        /  /                        /  /                  The undersigned hereby acknowledges receipt of the Notice of the
                                                          Annual Meeting and accompanying Proxy Statement dated December 4,
                                                          1998.

2. APPROVAL OF 1999 STOCK OPTION PLAN                     The proxies will instruct the Trustee to vote the Common Shares represented by your Receipts in the manner directed herein by the undersigned Receiptholder.

        FOR        AGAINST         ABSTAIN                If no direction is made, this proxy will be voted FOR Proposal 1 and
       /  /         /  /            /  /                  FOR Proposal 2.

                                                          Please sign exactly as your name appears to the left.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If signing on behalf of a corporation, please sign in full corporate name by President or other authorized officer.  If signing on behalf of a partnership, please sign in partnership name by authorized person.


                                                          Dated:                                         , 199
                                                                ----------------------------------------      --

                                                          ------------------------------------------------------
                                                                                 (Signature)

                                                          ------------------------------------------------------
                                                          (Signature - if held jointly, both holders must sign.)

                                                          IF ADDRESS APPEARING TO THE LEFT IS INCORRECT, KINDLY MAKE
                                                          CORRECTION.

------------------------------------------------------------------------------------------------------------------------------------

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL


                                  [ESCO LOGO]


                                                                December 4, 1998

Dear Stockholder:

         The annual meeting of stockholders of ESCO Electronics Corporation will be held at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri 63121 at 10:00 a.m. on Tuesday, February 9, 1999.

         It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form above, and return it promptly in the envelope provided.


         Thank you.